CONTINUING GUARANTY (Limited)
                     (For Consumer or Business Transactions)


                                                         Dated JANUARY 22, 1999.
                                                               -----------------

         GUARANTY. For value received, and to induce U.S. Bank National Association of Milwaukee, Wisconsin ("Lender"), to extend credit or to grant or continue other credit accommodations to Lake Country Investment, LLC ("Debtor"), subject to the limitations set forth below, the undersigned jointly and severally guarantee payment of the Obligations defined below when due or, to the extent not prohibited by law, at the time any Debtor becomes the subject of bankruptcy or other insolvency proceedings. "Obligations" means all loans, drafts, overdrafts, checks, notes, and all other debts, obligations and liabilities of every kind and description, whether of the same or a different nature, arising out of credit previously granted, credit contemporaneously granted or credit granted in the future by Lender to Debtor, to Debtor and another, or to another guaranteed or endorsed by Debtor. Obligations include interest and charges and the amount of payments made to Lender or another by or on behalf of any Debtor which are recovered from Lender by a trustee, receiver, creditor or other party pursuant to applicable federal or state law, and to the extent not prohibited by law, all costs, expenses and attorneys' fees at any time paid or incurred before and after judgment in endeavoring to collect all or part of any of the above, or to realize upon this Guaranty, or any collateral securing any of the above, including those incurred in successful defense or settlement of any counterclaim brought by Debtor or the undersigned or incident to any action or proceeding brought pursuant to the United States Bankruptcy Code ("costs of collection"). Unless a lien would be prohibited by law or would render a nontaxable account taxable, the undersigned grant to Lender a security interest and lien in any deposit account any of the undersigned may at any time have with Lender. Lender may, at any time after the occurrence of an event of default with respect to any obligation and notice and opportunity to cure, if required by ss.425.105, Wis. Stats., set-off any amount unpaid on such Obligation against any deposit balances any of the undersigned may at any time have with Lender, or other money now or hereafter owed any of the undersigned by Lender. This Guaranty is also secured (to the extent not prohibited by law) by all existing and future security agreements between Lender and any of the undersigned and by any mortgage stating it secures guaranties of any of the undersigned. This Guaranty is valid and enforceable against the undersigned even though any Obligation is invalid or unenforceable against Debtor.
         WAIVER. To the extent not prohibited by law the undersigned expressly waive notice of the acceptance of this Guaranty, the creation of any present or future Obligation, default under any Obligation, proceedings to collect from Debtor or anyone else, and all diligence of collection and presentment, demand, notice and protest and any right to disclosures from Lender regarding the financial condition of any Debtor or guarantor of the Obligations or the enforceability of the Obligations. No claim, including a claim for reimbursement, subrogation, contribution or indemnification which any of the undersigned may, as a guarantor of the Obligations, have against a co-guarantor of any of the Obligations or against Debtor shall be enforced nor any payment accepted until the Obligations are paid in full and no payments to or collections by Lender are subject to any right of recovery.
         CONSENT. With respect to any of the Obligations, Lender may from time to time before or after revocation of this Guaranty without notice to the undersigned and without affecting the liability of the undersigned (a) surrender, release, impair, sell or otherwise dispose of any security or collateral, (b) release or agree not to sue any guarantor or surety, (c) fail to perfect its security interest in or realize upon any security or collateral, (d) fail to realize upon any of the Obligations or to proceed against any Debtor or any guarantor or surety, (e) renew or extend the time of payment, (f) increase or decrease the rate of interest, (g) accept additional security or collateral,
(h) determine the allocation and application of payments and credits and accept partial payments, (i) determine what, if anything, may at any time be done with reference to any security or collateral, and (j) settle or compromise the amount due or owing or claimed to be due or owing from any Debtor, guarantor or surety, which settlement or compromise shall not affect the undersigned's liability for the full amount of the Obligations, except as expressly limited by this Guaranty. The undersigned expressly consent to and waive notice of all of the above. To the extent not prohibited by law, the undersigned consent that venue for any legal proceeding relating to the collection of this Guaranty shall be, at Lender's option, the county in which Lender has its principal office in this state, the county in which any of the undersigned resides or the county in which this Guaranty was executed by the undersigned.
         PERSONS BOUND. This Guaranty benefits Lender, its successors and assigns, and binds the undersigned, their respective heirs, personal representatives, successors and assigns.
         ENTIRE AGREEMENT. This Guaranty is intended by the undersigned and Lender as a final expression of this Guaranty and as a complete and exclusive statement of its terms, there being no conditions to the full effectiveness of this Guaranty. This Guaranty may not be supplemented or amended except in writing. This Guaranty includes additional provisions on the reverse side.
         LIMITATIONS. The amount of liability under this Guaranty is limited to $270,000.00, plus costs of collection.

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                               NOTICE TO GUARANTOR
You are being asked to guarantee a limited amount of the past, present and future Obligations of Debtor. If Debtor does not pay, you will have to. You may also have to pay collection costs. Lender can collect the Obligations from you without first trying to collect from Debtor or another guarantor.
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X /s/ George Schonath          (SEAL)   X                                 (SEAL)
 ------------------------------          --------------------------------------
  George Schonath                        --------------------------------------
-------------------------------          ---------------------------------------

           (Address)                                      (Address)

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For Wisconsin Married Residents Only: Each guarantor who signs above represents that this obligation is incurred in the interest of his or her marriage or family.

X  /s/ George Schonath                  X
 -------------------------------------   ---------------------------------------
   George Schonath

FOR LENDER CLERICAL USE ONLY

If any transaction guaranteed is a      Copies of documents   [ ] Documents
consumer transaction or subject to      or WBA 156 may be         Delivered; or
the Federal Reserve Regulation AA       required ......       [ ] 156 Delivered
(" Reg. AA"), each guarantor should
also sign a Consumer WBA 156
"Explanation of Personal Obligation."
Alternatively, if the guaranty is not
subject to Reg. AA, the guarantor may
receive copies of documents which evidence the customer's obligation to pay.

Acknowledgement of signature on reverse side.



                              ADDITIONAL PROVISIONS

         REPRESENTATIONS. The undersigned acknowledges and agrees that Lender
(a) has not made any representations or warranties with respect to, (b) does not assume any responsibility to the undersigned for, and (c) has no duty to provide information to the undersigned regarding, the enforceability of any of the Obligations or the financial condition of any Debtor or guarantor. The undersigned has independently determined the creditworthiness of Debtor and the enforceability of the Obligations and until the Obligations are paid in full will independently and without reliance on Lender continue to make such determinations.
         REVOCATION. This is a continuing guaranty and shall remain in full force and effect until Lender receives written notice of its revocation signed by the undersigned or actual notice of the death of the undersigned. Upon revocation by written notice or actual notice of death, this Guaranty shall continue in full force and effect as to all Obligations contracted for or incurred before revocation, and as to them Lender shall have the rights provided by this Guaranty as if no revocation had occurred. Any renewal, extension or increase in the interest rate of any such Obligation, whether made before or after revocation, shall constitute an Obligation contracted for or incurred before revocation. Obligations contracted for or incurred before revocation shall also include credit extended after revocation pursuant to commitments made before revocation. Revocation by one of the undersigned shall not affect any of the liabilities or obligations of any of the other undersigned and this Guaranty shall continue in full force and effect with respect to them.

                                 ACKNOWLEDGEMENT

STATE OF WISCONSIN         )
                           ) SS.
COUNTY OF                  )

This instrument was acknowledged before me on JANUARY 22, 1999 by  George
Schonath
                                (as
-----------------------------   ---------------------------------------
(Name(s) of person(s))          (if not signing in individual capacity, indicate
                                 type of authority: e.g., officer, trustee, etc.
of                     n/a
   ----------------------------------------------------------------------------)
     and name of corporation, partnership or other party on behalf of whom guaranty was executed)

                                /s/ Mary M. Block
                                ------------------------------------------
                                     Mary M. Block        Your Signature


                                Notary Public,   Milwaukee
                                               --------------------County, Wis.
                                My Commission (Expires) (is)   6/17/01
                                                          ----------------------